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                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


                                January 27, 1997
                 ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                            NATIONAL QUALITY CARE, INC.
              -----------------------------------------------------
               (Exact name of Registrant as specified in its charter)


        DELAWARE                  0-19031                  84-1215959
    -----------------           -------------           -----------------
     (State or other             (Commission              (IRS Employer
     jurisdiction of             file Number)           Identification No.)
     Incorporation or
      organization)

                           5901 West Olympic Boulevard
                                   Suite 109
                           Los Angeles, California 90036
                     ---------------------------------------
                     (Address of principal executive offices)


     Registrant's telephone number, including area code: (213) 935-5700
                                                         --------------

                                with copies to:

                              Jeffrey P. Berg, Esq.
                                 Matthias & Berg
                             515 South Flower Street
                                    Suite 700
                          Los Angeles, California 90071
                                 Tel: 213-895-4200

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Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     As of January 27, 1997, National Quality Care, Inc. (the "Company") issued 200,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), in consideration of the cancellation of a promissory note payable by the Company in the principal amount of $200,000, dated May 8, 1996, bearing interest at the rate of 10% PER ANNUM. The Company issued the 200,000 shares at a per share purchase price of $1.05, or an aggregate purchase price of $210,000.

     The 200,000 shares were issued to a single investor pursuant to exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended. The parties have agreed that, for purposes of this transaction, the "restricted period" with respect to resales of the 200,000 shares under Regulation S will commence as of February 24, 1997. The Company did not pay any brokerage fees or commissions in connection with the transaction.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                           NATIONAL QUALITY CARE, INC.



Dated: March 3, 1997                       By: /s/ Victor Gura, M.D.
                                           --------------------------
                                           Victor Gura, M.D.
                                           Chief Executive Officer


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